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                                                                    EXHIBIT 16.1

                        [LETTERHEAD OF ARTHUR ANDERSEN]

                                                 -------------------------------
                                                 ARTHUR ANDERSEN LLP

June 5, 1998                                     -------------------------------
                                                 633 West Fifth Street
                                                 Los Angeles CA 90071-2008
                                                 213 614 6500
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



Dear Sir/Madam:

We have read the statements included on Page 69 in the Form S-1 Registration Statement of GeoCities to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they pertain to our Firm.

Very truly yours,


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


JDP